CERTIFIED PUBLIC ACCOUNTANTS

                                               293 EISENHOWER PARKWAY, SUITE 290
                                               LIVINGSTON, NEW JERSEY 07039-1711
                                                                    201-994-9494
                                                               FAX: 201-994-1571


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Bernard Sobel, CPA                                               SOBEL & CO.,LLC
Kenneth G. Hydock, CPA, J.D.
Michael LaForge, CPA
Alan D. Sobel, CPA
Harold R. Sobel, CPA


                        CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 of our report dated September 4, 1996 relating to the consolidated financial statements of The Bethlehem Corporation and Subsidiaries, which appears in such Prospectus. We also consent to the references to us under the headings "Experts" in such Prospectus.





                                             SOBEL & CO., LLC
                                             ----------------
                                             SOBEL & CO., LLC
                                             Certified Public Accountants



October 1, 1996